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                                                                    EXHIBIT 99.2

                        CONSENT OF PROSPECTIVE DIRECTOR


     The undersigned hereby consents to being named as a prospective director of the Registrant in the Registration Statement and Prospectus/Proxy Statement.



                              /s/  Adolph A. Pfeffer, Jr.

Dated:    June 26, 1997